SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

ULTRAMAR DIAMOND         UDS FUNDING I, L.P.       UDS CAPITAL I
SHAMROCK                 (Exact name of            (Exact name of
CORPORATION              registrant as             registrant as
(Exact name of           specified in its          specified in its
registrant as            certificate of            certificate of
specified in             limited partnership       trust)
its charter)             DELAWARE                  DELAWARE
DELAWARE                 (State or other           (State or other
(State or other          jurisdiction of           jurisdiction of
jurisdiction             incorporation or          incorporation or
of incorporation         organization)             organization)
or organization)         74-2835441                [To be applied
13-3663331               (I.R.S. employer          for]
(I.R.S. employer         identification            (I.R.S. employer
identification           number)                   identification
number)                                            number)


                       9830 Colonnade Boulevard
                       San Antonio, Texas  78230
     (Address of principal executive offices, including zip code)

If this Form relates to              If this Form relates to the
the registration of a class          registration of a class of debt
of debt securities and is            securities and is to become
effective upon filing pursuant       effective simultaneously with
to General Instruction A(c)(1)       the effectiveness of a concurrent
please check the following box.      registration statement under the
                                     Securities Act of 1933 pursuant
                                     to General Instruction A(c)(2)
                                     please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

Trust Originated Preferred           New York Stock Exchange, Inc.
Securities of UDS Capital I
(and the Guarantee with respect
thereto)

Partnership Preferred Securities     New York Stock Exchange, Inc.
of UDS Funding I, L.P.
(and the Guarantee with respect
thereto)

Securities to be registered
pursuant to Section 12(g) of
the Act:   None

             INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby consist of (i) the ___% Trust Originated Preferred Securities SM (the "TOPrS SM" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of UDS Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Ultramar Diamond
Shamrock Corporation, a Delaware corporation, in favor of the holders of the Trust Preferred Securities, and (ii) the ___% Partnership
Preferred Securities (the "Partnership Preferred Securities"), representing limited partner interests of UDS Funding I, L.P., a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Ultramar Diamond Shamrock Corporation, a Delaware corporation, in favor of the holders of the Partnership Preferred Securities.

     For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities" and "Description of the Trust Guarantee" in the Registration Statement on Form S-3 (Registration No. 333-28737) filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on June 17, 1997
(such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee" in the Registration Statement, which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the terms of the Trust Preferred Securities and Partnership Preferred Securities will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

2.1      Certificate of Trust dated June 5, 1997 of UDS Capital I
         (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2.2      Form of Amended and Restated Declaration of Trust of UDS
         Capital I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.3 Certificate of Limited Partnership dated as of June 5, 1997 of UDS Funding I, L.P. (incorporated by reference to Exhibit
         4.7 to the Registration Statement).

2.4 Form of Amended and Restated Limited Partnership Agreement of UDS Funding I, L.P. (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.5 Form of Trust Preferred Securities Guarantee Agreement between Ultramar Diamond Shamrock Corporation and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4.11 to the Registration Statement).

2.6 Form of Partnership Preferred Securities Guarantee Agreement by Ultramar Diamond Shamrock Corporation (incorporated by reference to Exhibit 4.13 to the Registration Statement).

2.7      Form of Subordinated Indenture between Ultramar Diamond
         Shamrock Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.15 to the Registration Statement).

2.8      Form of Affiliate Debenture Guarantee Agreement between
         Ultramar Diamond Shamrock Corporation and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4.17 to the Registration Statement).

2.9 Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.10 Form of Partnership Preferred Security (included in Exhibit 2.4 above).

2.11     Form of Subordinated Debenture (incorporated by reference to
         Exhibit 4.16 to the Registration Statement).

                             SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        UDS CAPITAL I
Dated:  June __, 1997

                                        By:   /s/ H. PETE SMITH
                                        Name:     H. Pete Smith
                                        Title:  Regular Trustee


                                        UDS FUNDING I, L.P.

                                        By: ULTRAMAR DIAMOND SHAMROCK
                                            CORPORATION,
                                            as General Partner


                                        By:   /s/ H. PETE SMITH
                                        Name:     H. Pete Smith
                                        Title:  Executive Vice President
                                                and Chief Financial
                                                Officer


                                        ULTRAMAR DIAMOND SHAMROCK
                                        CORPORATION


                                        By:   /s/ H. PETE SMITH
                                        Name:     H. Pete Smith
                                        Title:  Executive Vice President
                                                and Chief Financial
                                                Officer